                                                                    EXHIBIT 25.1




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)



                              Star Banc Corporation
               (Exact name of obligor as specified in its charter)

Ohio                                                      31-0838189
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                           identification number)


425 Walnut Street
Cincinnati, Ohio                                          45202
(Address of principal executive offices)                  (Zip Code)


                         Junior Subordinated Debentures
                         (Title of Indenture Securities)

ITEM 1.        GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
               TRUSTEE:

               (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of August, 1997.


                       THE FIRST NATIONAL BANK OF CHICAGO,
                       TRUSTEE

                       By  /s/ John R. Prendiville
                           -------------------------------
                               John R. Prendiville
                               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).




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
                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                         August 6, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

            In connection with the qualification of an indenture between Star Banc Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO

                              By /s/ John R. Prendiville
                                 -------------------------------
                                     John R. Prendiville
                                     Vice President




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
                                    EXHIBIT 7

Legal Title of Bank:                 The First National Bank of Chicago         Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                             One First National Plaza, Ste 0303                                              Page RC-1
City, State  Zip:                    Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET




                                                                               DOLLAR AMOUNTS IN                    C400
                                                                                   THOUSANDS             RCFD   BIL MIL THOU
                                                                               -----------------         ----   ------------
ASSETS
1.    Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1).............                              0081     3,871,170     1.a.
      b. Interest-bearing balances(2)......................................                              0071     6,498,314     1.b.
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A).........                              1754             0     2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)......                              1773     3,901,208     2.b.
3.    Federal funds sold and securities purchased under agreements to
      resell                                                                                             1350     4,612,975     3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C)................................................................    RCFD 2122 23,345,201                             4.a.
      b. LESS: Allowance for loan and lease losses.........................    RCFD 3123    420,963                             4.b.
      c. LESS: Allocated transfer risk reserve.............................    RCFD 3128          0                             4.c.
      d. Loans and leases, net of unearned income, allowance, and
         reserve (item 4.a minus 4.b and 4.c)..............................                              2125    22,924,238     4.d.
5.    Trading assets (from Schedule RD-D)..................................                              3545     8,792,158     5.
6.    Premises and fixed assets (including capitalized leases).............                              2145       706,928     6.
7.    Other real estate owned (from Schedule RC-M).........................                              2150         6,563     7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M).......................................                              2130        61,551     8.
9.    Customers' liability to this bank on acceptances outstanding.........                              2155       488,866     9.
10.   Intangible assets (from Schedule RC-M)...............................                              2143       291,569    10.
11.   Other assets (from Schedule RC-F)....................................                              2160     1,775,283    11.
12.   Total assets (sum of items 1 through 11).............................                              2170    53,930,823    12.

----------

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.




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

Legal Title of Bank:    The First National Bank of Chicago      Call Date:  03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                               Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                            DOLLAR AMOUNTS IN
                                                                                THOUSANDS                    BIL MIL THOU
                                                                           ------------------                ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)....................................                         RCON 2200    21,550,056      13.a.
         (1) Noninterest-bearing(1).....................................   RCON 6631  8,895,137                               13.a.1
         (2) Interest-bearing...........................................   RCON 6636 12,654,919                               13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II).................                                     RCFN 2200    12,364,650      13.b.
         (1) Noninterest bearing........................................   RCFN 6631    287,496                               13.b.1
         (2) Interest-bearing...........................................   RCFN 6636 12,077,154                               13.b.2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                                             RCFD 2800     3,817,421      14
15.   a. Demand notes issued to the U.S. Treasury                                                RCON 2840        63,621      15.a.
      b. Trading Liabilities(from Schedule RC-D)........................                         RCFD 3548     5,872,831      15b.
16.   Other borrowed money:
      a. With original maturity of one year or less.....................                         RCFD 2332     2,607,549      16.a.
      b. With original  maturity of more than one year..................                         RCFD 2333       322,414      16b.
17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding...........                         RCFD 2920       488,866      18.
19.   Subordinated notes and debentures.................................                         RCFD 3200     1,550,000      19.
20.   Other liabilities (from Schedule RC-G)............................                         RCFD 2930     1,196,229      20.
21.   Total liabilities (sum of items 13 through 20)....................                         RCFD 2948    49,833,637      21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.....................                         RCFD 3838             0      23.
24.   Common stock......................................................                         RCFD 3230       200,858      24.
25.   Surplus (exclude all surplus related to preferred stock)..........                         RCFD 3839     2,944,244      25.
26.   a. Undivided profits and capital reserves.........................                         RCFD 3632       954,885      26.a.
      b. Net unrealized holding gains (losses) on available-for-sale
         securities.....................................................                         RCFD 8434        (1,089)     26.b.
27.   Cumulative foreign currency translation adjustments...............                         RCFD 3284        (1,712)     27.
28.   Total equity capital (sum of items 23 through 27).................                         RCFD 3210     4,097,186      28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28).............................                         RCFD 3300    53,930,823      29.

Memorandum

To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that                            Number
      best describes the most comprehensive level of auditing work performed for                         ------
      the bank by independent external auditors as of any date during 1996 ..........     RCFD 6724 ...    2            M.1.
                                                                                                         ------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 =   Directors' examination of the bank performed by other external auditors
       (may be required by state chartering authority)

5 =    Review of the bank's financial statements by external auditors

6 =    Compilation of the bank's financial statements by external auditors

7 =    Other audit procedures (excluding tax preparation work)

8 =    No external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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